Filed Pursuant to Rule 424(b)(3)

Registration No. 333-267793

PROSPECTUS

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

483,499,227 Shares of Common Stock

17,800,000 Shares of Common Stock Underlying the Private Placement Warrants

This prospectus relates to (1) the issuance by us of up to 17,800,000 shares of common stock, par value $0.0001 (“Common Stock”), that may be issued upon exercise of the Private Placement Warrants (as defined below) to purchase Common Stock at an exercise price of $11.50 per share of Common Stock and (2) the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 483,499,227 shares of Common Stock.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Holders pursuant to this prospectus or of the shares of Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Private Placement Warrants to the extent such Private Placement Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Holders may sell the shares in the section entitled “Plan of Distribution.”

The Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CCCS.” On October 6, 2022, the last reported sales price of the Common Stock was $9.41 per share.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

See “Risk Factors” beginning on page 4 to read about factors you should consider before investing in shares of our Common Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from such sales by the Selling Holders. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Private Placement Warrants. The term “Private Placement Warrants,” when used in this prospectus, refers to any warrants to purchase Class A ordinary shares of Dragoneer Growth Opportunities Corp., a Cayman Islands exempted company and our predecessor company (“Dragoneer”) that were issued initially by Dragoneer to Dragoneer Growth Opportunities Holdings, a Cayman Islands limited liability company (“Sponsor”) as part of the closing of the initial public offering of Dragoneer and upon conversion of the principal amount of a working capital loan provided by Dragoneer to Sponsor, which conversion occurred upon the consummation of the Business Combination (as defined below) and were assumed by CCC Intelligent Solutions Holdings Inc. in connection with the Business Combination. We will receive proceeds from any exercise of the Private Placement Warrants for cash.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information.”

On July 30, 2021 (the “Closing Date”), Dragoneer consummated the business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of February 2, 2021 (as amended on April 22, 2021 by Amendment No. 1 to the Business Combination Agreement and on July 6, 2021 by Amendment No. 2 to the Business Combination Agreement, the “Business Combination Agreement”), by and among Dragoneer, Chariot Opportunity Merger Sub, Inc., a Delaware corporation (“Chariot Merger Sub”), and Cypress Holdings, Inc., a Delaware corporation, and the other transactions contemplated by the Business Combination Agreement.

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Dragoneer changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which Dragoneer changed its name to “CCC Intelligent Solutions Holdings Inc.” (“CCC” or the “Company”) and (ii) Chariot Merger Sub merged with and into CCC (the “Merger”), with CCC as the surviving company in the Merger and, after giving effect to such Merger, Cypress Holdings, Inc. becoming a wholly-owned subsidiary of CCC.

Unless the context otherwise requires, all references in this prospectus to “we,” “us” or “our” refer to (i) Cypress Holdings, Inc. prior to the consummation of the Business Combination and to (ii) CCC following the consummation of the Business Combination.

i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from CCC Intelligent Solutions Holdings Inc., 167 N. Green Street, 9th Floor, Chicago, Illinois 60607, telephone number (312) 222-4636. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 1, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022 filed with the SEC on May 6, 2022 and August 5, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2022, April 4, 2022, April 12, 2022, April 29, 2022 and May 26, 2022; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 13, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including subsequent Annual Reports on Form 10-K, and, to the extent, if any, we identify therein, reports on Form 8-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report on Form 10-K and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC, the previous Annual Report on Form 10-K shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the future financial performance and business strategies and expectations for our business. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include information concerning our possible or assumed future results of operations, client demand, business strategies, technology developments, financing and investment plans, competitive position, our industry and regulatory environment, potential growth opportunities and the effects of competition.

Important factors that could cause actual results to differ materially from our expectations include:

•	our revenues, the concentration of our customers and the ability to retain our current customers;

•	our ability to negotiate with our customers on favorable terms;

•	our ability to maintain and grow our brand and reputation cost-effectively;

•	the execution of our growth strategy;

•	our projected financial information, growth rate and market opportunity;

•	the health of our industry, claim volumes, and market conditions;

•	changes in the insurance and automotive collision industries, including the adoption of new technologies;

•	global economic conditions and geopolitical events;

•	competition in our market and our ability to retain and grow market share;

•	our ability to develop, introduce and market new enhanced versions of our solutions and products;

•	our sales and implementation cycles;

•	the ability of our research and development efforts to create significant new revenue streams;

•	changes in applicable laws or regulations;

•	changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries;

•	currency fluctuations;

•	our reliance on third-party data, technology and intellectual property;

•	our ability to protect our intellectual property;

•	our ability to keep our data and information systems secure from data security breaches;

•

our ability to acquire or invest in companies or pursue business partnerships, which may divert our management’s attention or result in dilution to our stockholders, and we may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions, investments or partnership;

•	our ability to raise financing in the future and improve our capital structure;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	our ability to expand or maintain its existing customer base; and

•	our ability to service our indebtedness.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described above and under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the Common Stock, you should carefully read this entire prospectus, including the matters set forth under the sections of this prospectus captioned “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” and the matters set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements and our condensed consolidated interim financial statements and related notes incorporated by reference into this prospectus.

Business Overview

Founded in 1980, CCC is a leading provider of innovative cloud, mobile, AI, telematics, hyperscale technologies and applications for the property and casualty (“P&C”) insurance economy. Our SaaS platform connects trading partners, facilitates commerce, and supports mission-critical, AI-enabled digital workflows. Leveraging decades of deep domain experience, our industry-leading platform processes more than $100 billion in annual transaction value across this ecosystem, digitizing workflows and connecting more than 30,000 companies across the P&C insurance economy, including insurance carriers, collision repairers, parts suppliers, automotive manufacturers, financial institutions and others.

Our business has been built upon two foundational pillars: automotive insurance claims and automotive collision repair. For decades we have delivered leading software solutions to both the insurance and repair industries, including pioneering Direct Repair Programs (“DRP”) in the United States (“U.S.”) beginning in 1992. Direct Repair Programs connect auto insurers and collision repair shops to create business value for both parties, and require digital tools to facilitate interactions and manage partner programs. Insurer-to-shop DRP connections have created a strong network effect for CCC’s platform, as insurers and repairers both benefit by joining the largest network to maximize opportunities. This has led to a virtuous cycle in which more insurers on the platform drives more value for the collision shops on the platform, and vice versa.

We believe we have become a leading insurance and repair SaaS provider in the U.S. by increasing the depth and breadth of our SaaS offerings over many years. Our insurance solutions help insurance carriers manage mission-critical workflows, from claims to underwriting, while building smart, dynamic experiences for their own customers. Our software integrates seamlessly with both legacy and modern systems alike and enables insurers to rapidly innovate on our platform. Our repair solutions help collision repair facilities achieve better performance throughout the collision repair cycle by digitizing processes to drive business growth, streamline operations, and improve repair quality. We have more than 300 insurers on our network, connecting with over 27,500 repair facilities through our multi-tenant cloud platform. We believe our software is the architectural backbone of insurance DRP programs and is the primary driver of material revenue for our collision shop customers and a source of material efficiencies for our insurance carrier customers.

Our platform is designed to solve the “many-to-many” problem faced by the insurance economy. There are numerous internally and externally developed insurance software solutions in the market today, with the vast majority of applications focused on insurance-only use cases and not on serving the broader insurance ecosystem. We have prioritized building a leading network around our automotive insurance and collision repair pillars to further digitize interactions and maximize value for our customers. We have tens of thousands of companies on our platform that participate in the insurance economy, including insurers, repairers, parts suppliers, automotive manufacturers, and financial institutions. Our solutions create value for each of these parties by enabling them to connect to our vast network to collaborate with other companies, streamline operations, and reduce processing costs and dollars lost through claims management inefficiencies, or claims leakage. Expanding our platform has added new layers of network effects, further accelerating the adoption of our software solutions.

We have processed more than $1 trillion of historical data across our network, allowing us to build proprietary data assets that leverage insurance claims, vehicle repair, automotive parts and other vehicle-specific information. We believe we are uniquely positioned to provide data-driven insights, analytics, and AI-enhanced workflows that strengthen our solutions and improve business outcomes for our customers. Our suite of AI solutions increases automation across existing insurance and repair processes including vehicle damage detection, claim triage, repair estimating, intelligent claims review, and subrogation. We deliver real-world AI with more than 95 U.S. auto insurers actively using AI-powered solutions in production environments. We have processed more than 9 million unique claims using CCC deep learning AI as of December 31, 2021, an increase of more than 80 percent over December 31, 2020.

One of the primary obstacles facing the P&C insurance economy is increasing complexity. Complexity in the P&C insurance economy is driven by technological advancements, Internet of Things (“IoT”) data, new business models, and changing customer expectations. We believe digitization plays a critical role in managing this growing complexity while meeting customer expectations. Our technology investments are focused on digitizing complex processes and interactions across our ecosystem, and we believe we are well positioned to power the P&C insurance economy of the future with our data, network, and platform.

While our position in the P&C insurance economy is grounded in the automotive insurance sector, the largest insurance sector in the U.S. representing nearly half of Direct Written Premiums (“DWP”), we believe our integrations and cloud platform are capable of driving innovation across the entire P&C insurance economy. Our customers are increasingly looking for CCC to expand its solutions to other parts of their business where they can benefit from our technology, service, and partnership. In response, we are investing in new solutions that we believe will enable us to digitize the entire automotive claims lifecycle, and over time expand into adjacencies including other insurance lines.

We have strong customer relationships in the end-markets we serve, and these relationships are a key component of our success given the long-term nature of our contracts and the interconnectedness of our network. We have customer agreements with more than 300 insurers (including carriers, self-insurers and other entities processing insurance claims), including 18 of the top 20 automotive insurance carriers in the U.S., based on DWP, and hundreds of regional carriers. We have more than 30,000 total customers, including over 27,500 automotive collision repair facilities (including repairers and other entities that estimate damaged vehicles), thousands of automotive dealers, 13 of the top 15 automotive manufacturers, based on new vehicle sales, and numerous other companies that participate in the P&C insurance economy.

Corporate Information

CCC is a Delaware corporation. Our principal executive offices are located at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607, and our telephone number is (312) 222-4636. Our principal website address is https://cccis.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

The Offering

We are registering the issuance by us of up to 17,800,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants. We are also registering the resale by the Selling Holders or their permitted transferees of up to 483,499,227 shares of Common Stock.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” in this prospectus.

Issuance of Common Stock

The following information is as of September 29, 2022 and does not give effect to issuances of Common Stock or options to purchase shares of Common Stock after such date, or the exercise of warrants or options after such date.

Shares of Common Stock to be issued upon exercise of all Private Placement Warrants	17,800,000 shares.

Shares of Common Stock outstanding prior to the exercise of all Private Placement Warrants	620,051,918 shares.

Exercise price of Private Placement Warrants	$11.50 per share, subject to adjustment as described in “Description of New CCC Securities—Warrants—Private Placement Warrants” in the definitive proxy statement/prospectus (File No. 333-254845) filed by Dragoneer with the SEC on July 6, 2021 (the “Proxy Statement/Prospectus”).

Use of Proceeds	We will receive an aggregate of approximately $204.7 million if all Private Placement Warrants are exercised for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Private Placement Warrants for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness.

Redemption	The Private Placement Warrants are subject to redemption in certain circumstances. See the Proxy Statement/Prospectus for further discussion.

Resale of Common Stock

Shares of Common Stock offered by the Selling Holders	483,499,227 shares.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock by the Selling Holders or their permitted transferees.

NYSE ticker symbol	Common Stock: “CCCS”

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risks and uncertainties described in our Annual Report on Form 10-K for the most recently completed fiscal year and subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in or incorporated by reference into this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference into this prospectus, and the applicable prospectus supplement before deciding whether to purchase any of our securities. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. In such event, the market price of our securities could decline, and you could lose all or part of your investment. There have been no material changes with respect to those risk factors previously disclosed in our Annual Report on Form 10-K for the most recently completed fiscal year and subsequent Quarterly Reports on Form 10-Q.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive an aggregate of approximately $204.7 million if all Private Placement Warrants are exercised for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we expect to use the net proceeds from the exercise of the Private Placement Warrants, if any, for general corporate purposes, which may include acquisitions, strategic investments, or repayment of outstanding indebtedness. We will have broad discretion over the use of any proceeds from the exercise of the Private Placement Warrants. There is no assurance that the holders of the Private Placement Warrants will elect to exercise for cash any or all of such Private Placement Warrants. If any Private Placement Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Private Placement Warrants will decrease.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SECURITIES

The following summary of certain provisions of the Common Stock does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law.

Common Stock

Voting rights. Each holder of Common Stock is entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law.

Dividend rights. Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of Common Stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation. Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of Common Stock and the holders of any other class or series of capital stock ranking equally with the Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Other rights. No holder of Common Stock is entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of the preferred stock that the Company may issue in the future.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Holders from time to time of up to 483,499,227 shares of Common Stock. The Selling Holders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees, lenders and others who later come to hold any of the Selling Holders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Holders, the aggregate number of shares of Common Stock beneficially owned prior to the offering, the aggregate number of shares of Common Stock that the Selling Holders may offer pursuant to this prospectus, and the number of shares of Common Stock beneficially owned by, and percentage ownership of, the Selling Holders after the sale of the securities offered hereby. Unless otherwise indicated, we have based percentage ownership following the offering on 620,051,918 shares of Common Stock outstanding as of September 29, 2022, and have assumed that each Selling Holder will sell all shares of Common Stock offered pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Common Stock. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o CCC Intelligent Solutions Holdings Inc., 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.

			Shares of Common Stock Beneficially Owned After This Offering
	Shares of Common Stock Beneficially Owned Prior to This Offering	Shares of Common Stock to be Sold in This Offering	Shares of Common Stock	%
Affiliates of Advent Investors(1)	355,628,649	355,628,649	—	—
OH Cypress Aggregator, L.P.(2)	53,082,833	53,082,833	—	—
TCV Investors(3)	50,589,027	50,589,027	—	—
Affiliates of Willett Advisors(4)	2,866,284	2,866,284	—	—
Funds associated with Capital Research and Management Company(5)	13,118,774	4,000,000	9,118,774	1.5%
Affiliates of Fidelity(6)	687,671	687,671	—	—
Affiliates of Janus Henderson(7)	1,000,000	1,000,000	—	—
Affiliates of MFS Investment Management(8)	3,882,160	500,000	3,382,160	*
Affiliates of T.Rowe Price(9)	2,493,829	2,493,829	—	—
Additional selling securityholders(10)	150,000	150,000	—	—

TOTAL	483,499,227	470,998,293	12,500,934	2.0%

*	Represents less than 1%.
(1)

Cypress Investor Holdings, L.P. (“Cypress Investor”), Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”) GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”) and Sunley House Capital Master Fund Limited Partnership (“Sunley House Master Fund”) are the record holders of 260,498,239 shares, 8,238,944 shares 86,391,466 shares and 500,000 shares of the Common Stock, respectively. Cypress Investment GP, LLC (“Cypress GP”) is the general partner of Cypress Investor. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares. GPE VIII GP S.à r.l. is the general partner the of Advent Luxembourg Funds and Advent International VIII-C. GPE VIII GP Limited Partnership is the general partner of the Advent Cayman Funds, and GPE VIII CCC Co-Investment. AP GPE VIII GP Limited Partnership is the general partner of the Advent Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Sunley House Capital GP LP (“Sunley House GP LP”), as general partner of Sunley House Master Fund, Sunley House Capital GP LLC (“Sunley House GP LLC”), as general partner of Sunley House GP LP, and Sunley House Capital Management LLC (“Sunley House Manager”), as investment manager to Sunley House Master Fund, may be deemed to beneficially own the shares held directly by Sunley House Master Fund. Advent International Corporation is the managing member of Cypress GP, the manager of Advent International GPE VIII, LLC and the sole member of both Sunley House GP LLC and Sunley House Manager. Investors in the Sunley House Master Fund invest in one or more of the following feeder funds: Sunley House Capital Fund LP, Sunley House Capital Limited Partnership, Sunley House Capital Fund Ltd. and Sunley House Capital Ltd. (collectively, the “Sunley House Feeder Funds”), which are the limited partners of the Sunley House Master Fund. The Sunley House Feeder Funds have ownership interests in the Sunley House Master Fund, but none of the Sunley House Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the Sunley House Master Fund. The foregoing excludes the contingent right of Cypress Investor, Advent International VIII-C and GPE VIII CCC Co-Investment to receive an aggregate of up to

9,919,012 CCC Earnout Shares. Voting and investment decisions by Advent International Corporation are made by a number of individuals currently comprised of John L. Maldonado, David M. McKenna and David M. Mussafer. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.
(2)

OH Cypress Aggregator, L.P. is beneficially owned by Oak Hill Capital Partners IV (Onshore), L.P., Oak Hill Capital Partners IV (Onshore Tax Exempt), L.P., Oak Hill Capital Partners IV (Offshore), L.P., Oak Hill Capital Partners IV (Offshore 892), L.P., Oak Hill Capital Partners IV (Management), L.P. (together, including OH Cypress Aggregator, the “Oak Hill Fund IV Entities”) and certain of their co-investors. The general partner of each of the Oak Hill Fund IV Entities is OHCP GenPar IV, L.P. (the “Oak Hill GP”). The general partner of Oak Hill GP is OHCP MGP IV, Ltd. (the “Oak Hill UGP”). The foregoing excludes the contingent right of OH Cypress Aggregator, L.P. to receive an aggregate of up to 1,412,990 CCC Earnout Shares. The three managing partners of Oak Hill, Tyler Wolfram, Brian Cherry and Steven Puccinelli, serve as the directors of the Oak Hill UGP and may be deemed to exercise voting and investment control over the shares held by the Oak Hill Fund IV Entities. The address for these entities is 65 East 55th Street, 32nd Floor, New York, NY 10022.

(3)

The general partner of TCV Member Fund, L.P. (the “Member Fund”) is Technology Crossover Management IX, Ltd. (“Management IX”), and the general partner of each of TCV IX, L.P., TCV IX (A), L.P., and TCV IX (B), L.P. (together with the Member Fund, the “TCV IX Funds”) is Technology Crossover Management IX, L.P. (“TCM IX”). The general partner of TCM IX is Management IX. Management IX and TCM IX may be deemed to beneficially own the securities held by the TCV IX Funds directly or indirectly controlled by them, but each disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The foregoing excludes the contingent right of the TCV Investor to receive an aggregate of up to 1,412,988 CCC Earnout Shares. Jay C. Hoag, Jon Q. Reynolds Jr., Timothy P. McAdam and Christopher P. Marshall are the Class A Directors of Management IX, and each disclaims beneficial ownership of the securities held by the TCV IX Funds except to the extent of his pecuniary interest therein. The address of the entities named in this footnote is 250 Middlefield Road, Menlo Park, CA 94025.

(4)

Represents (a) 286,628 shares of Common Stock held by Silas Holdings LLC, (b) 232,169 shares of Common Stock held by 63019 Holdings LLC, (c) 257,965 shares of Common Stock held by Willett Private Investors I LP and (d) 2,089,522 shares of Common Stock held by Willett Private Investors I LP (Tax Exempt). The business address of each of the affiliates of Willett Advisors other than Silas Holdings I LLC is c/o Willett Advisors LLC, 650 Madison Avenue, 17th Floor, New York, NY 10022. The business address of Silas Holdings I LLC is c/o Rattner Family Office, 650 Madison Avenue, 17th Floor, New York, NY 10022.

(5)

Consists of shares of Common Stock acquired in the PIPE Financing and purchased on the open market. Consists of 8,042,622 shares held by SMALLCAP World Fund, Inc. Julian N. Abdey, Michael Beckwith, Peter Eliot, Brady L. Enright. Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Jonathan Knowles, Harold H. La, Shlok Melwani, Dimitrije M. Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan, Thatcher Thompson and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SMALLCAP World Fund, Inc. Consists of 1,727,177 shares held by AMCAP Fund. Cheryl E. Frank, Martin Jacobs, Aidan O’Connell, Lawrence R. Solomon, Jessica C. Spaly, Eric H. Stern, James Terrile and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by AMCAP Fund. Consists of 1,480,590 shares held by The Growth Fund of America. Julian N. Abdey, Christopher D. Buchbinder, Mark L. Casey, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Donald D. O’Neal, Anne-Marie Peterson, Alex Popa, Andraz Razen, Martin Romo, Lawrence R. Solomon and Alan J. Wilson, as portfolio managers, have voting and investment power over the securities held by The Growth Fund of America. Consists of 1,033,074 shares held by American Funds Insurance Series—Global Small Capitalization Fund. Michael Beckwith, Bradford F. Freer, Harold H. La, Aidan O’Connell, Renaud H. Samyn and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by American Funds Insurance Series—Global Small Capitalization Fund. Consists of 786,840 shares of Common Stock held by The New Economy Fund. Timothy D. Armour, Mathews Cherian, Tomoko Fortune, Caroline Jones, Harold H. La, Reed Lowenstein,

Lara Pellini and Richmond Wolf, as portfolio managers, have voting and investment power over the securities held by The New Economy Fund. Consists of 17,955 shares of Common Stock held by Capital Group Growth Fund of America Trust (US). Julian N. Abdey, Christopher D. Buchbinder, Mark L. Casey, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Donald D. O’Neal, Anne-Marie Peterson, Alex Popa, Andraz Razen, Martin Romo, Lawrence R. Solomon and Alan J. Wilson, as portfolio managers, have voting and investment power over the securities held by Capital Group Growth Fund of America Trust (US). Consists of 14,723 shares held by Capital Group AMCAP Trust (US). Cheryl E. Frank, Martin Jacobs, Aidan O’Connell, Lawrence R. Solomon, Jessica C. Spaly, Eric H. Stern, James Terrile and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by Capital Group AMCAP Trust (US). Consists of 10,260 shares of Common Stock held by Capital Group New Economy Fund (LUX). Timothy D. Armour, Mathews Cherian, Tomoko Fortune, Caroline Jones, Harold H. La, Reed Lowenstein, Lara Pellini and Richmond Wolf, as portfolio managers, have voting and investment power over the securities held by Capital Group New Economy Fund (LUX). Consists of 2,900 shares of Common Stock held by Capital Group New Economy Trust (US). Timothy D. Armour, Mathews Cherian, Tomoko Fortune, Caroline Jones, Harold H. La, Reed Lowenstein, Lara Pellini and Richmond Wolf, as portfolio managers, have voting and investment power over the securities held by Capital Group New Economy Trust (US). Consists of 2,633 shares held by Capital Group AMCAP Fund (LUX). Cheryl E. Frank, Martin Jacobs, Aidan O’Connell, Lawrence R. Solomon, Jessica C. Spaly, Eric H. Stern, James Terrile and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by Capital Group AMCAP Fund (LUX). Capital Research and Management Company is the investment adviser for each of the funds associated with Capital Research and Management Company. The business address of each of the funds associated with Capital Research and Management Company is 333 S. Hope Street, 55th Floor, Los Angeles, CA 90071.
(6)

Represents (a) 36,613 shares of Common Stock held of record by Variable Insurance Products Fund III: VIP Balanced Portfolio—Information Technology Sub, (b) 34,443 shares of Common Stock held of record by Fidelity Advisor Series I: Fidelity Advisor Balanced Fund—Information Technology Sub, (c) 3,671 shares of Common Stock held of record by Fidelity Puritan Trust: Fidelity Balanced K6 Fund—Information Technology Sub-portfolio, (d) 253,848 shares of Common Stock held of record by Fidelity Puritan Trust: Fidelity Balanced Fund—Information Technology Sub, (e) 102,045 shares of Common Stock held of record by Fidelity Select Portfolios: Select Technology Portfolio, (f) 134,385 shares of Common Stock held of record by Strategic Advisers Fidelity U.S. Total Stock Fund—FIAM Sector Managed—Technology Sub, (g) 36,613 shares of Common Stock held of record by Strategic Advisers Large Cap Fund—FIAM Sector Managed Technology Sub, by FIAM LLC as Investment Manager, (h) 27,668 shares of Common Stock held of record by Fidelity Trend Fund: Fidelity Trend Fund, (i) 48,511 shares of Common Stock held of record by Fidelity Securities Fund: Fidelity Small Cap Growth Fund, and (j) 10,832 shares of Common Stock held of record by Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund. The business address of each of the affiliates of Fidelity is 245 Summer Street, Boston, MA 02110.

(7)

Represents (a) 112,363 shares of Common Stock held of record by BNP Paribas New York Branch on behalf of Janus Henderson Global Technology and Innovation Portfolio and (b) 887,637 shares of Common Stock held of record by BNP Paribas New York Branch on behalf of Janus Henderson Global Technology and Innovation Fund. Based on information provided to us by the Selling Stockholder. Such shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for these funds are: Denny Fish and Jonathan Cofsky.

(8)	Represents (a) 3,605,340 shares of Common Stock held by MFS Mid Cap Growth Fund (including 452,972 shares of Common Stock acquired in the PIPE Financing), (b) 18,171 shares of Common Stock held by AST MFS Growth Allocation Portfolio (including 3,396 shares of Common Stock acquired in the PIPE Financing), (c) 165,959 shares of Common Stock held by AST Mid-Cap Growth Portfolio (including 29,748 shares of Common Stock acquired in the PIPE Financing) and (d) 92,690 shares of Common Stock held by MFS Variable Insurance Trust—MFS Mid Cap Growth Series (including 13,884 shares of Common Stock acquired in the PIPE Financing). The business address of each of the affiliates of MFS Investment Management is c/o MFS Investment Management, 111 Huntington Ave, Boston, MA 02199-7618.
(9)

Represents (a) 1,273,239 shares of Common Stock held of record by T. Rowe Price Mid-Cap Growth Fund, Inc., (b) 260,346 shares of Common Stock held of record by T. Rowe Price Institutional Mid-Cap Equity Growth Fund, (c) 20,220 shares of Common Stock held of record by T. Rowe Price Mid-Cap Growth Portfolio, (d) 8,276 shares of Common Stock held of record by T. Rowe Price U.S. Equities Trust, (e) 66,127 shares of Common Stock held of record by Great-West Funds, Inc.—Great-West T. Rowe Price Mid Cap Growth Fund, (f) 90,991 shares of Common Stock held of record by TD Mutual Funds—TD U.S. Mid-Cap Growth Fund, (g) 241,702 shares of Common Stock held of record by MassMutual Select Funds—MassMutual Select Mid Cap Growth Fund, (h) 13,156 shares of Common Stock held of record by MML Series Investment Fund—MML Mid Cap Growth Fund, (i) 60,461 shares of Common Stock held of record by Brighthouse Funds Trust I—T. Rowe Price Mid Cap Growth Portfolio, (j) 21,566 shares of Common Stock held of record by Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts, (k) 183,731 shares of Common Stock held of record by T. Rowe Price U.S. Mid-Cap Growth Equity Trust, (l) 48,232 shares of Common Stock held of record by Costco 401(k) Retirement Plan, (m) 8,082 shares of Common Stock held of record by MassMutual Select Funds—MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund, (n) 77,629 shares of Common Stock held of record by T. Rowe Price Diversified Mid-Cap Growth Fund, Inc., (o) 9,114 shares of Common Stock held of record by The Bunting Family III, LLC, (p) 2,683 shares of Common Stock held of record by Seasons Series Trust—SA Multi-Managed Mid Cap Growth Portfolio, (q) 40,350 shares of Common Stock held of record by Lincoln Variable Insurance Products Trust—LVIP T. Rowe Price Structured Mid-Cap Growth Fund, (r) 46,036 shares of Common Stock held of record by Voya Partners, Inc.—VY T. Rowe Price Diversified Mid Cap Growth Portfolio, (s) 6,257 shares of Common Stock held of record by T. Rowe Price Tax-Efficient Equity Fund, (t) 14,369 shares of Common Stock held of record by Lincoln Variable Insurance Products Trust—LVIP Blended Mid Cap Managed Volatility Fund and (u) 1,262 shares of Common Stock held of record by Jeffrey LLC. The business address of each of the affiliates of T. Rowe Price is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(10)

The disclosure with respect to the remaining selling securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Common Stock. Represents an aggregate of 225,000 shares of Common Stock beneficially owned by former directors of Dragoneer. The business address for such selling securityholders is c/o Dragoneer Investment Group, LLC, One Letterman Drive, Building D, Suite M500, San Francisco, California, 94129.

PLAN OF DISTRIBUTION

We are registering the issuance of 17,800,000 shares of Common Stock issuable by us upon exercise of the Private Placement Warrants.

We are also registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 483,499,227 shares of Common Stock.

We will not receive any of the proceeds from the sale of Common Stock by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s shares of Common Stock, including donees, pledgees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership, distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	distribution to employees, members, limited partners or stockholders of the Selling Holders;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Holders will sell all or any of the securities offered by this prospectus. In addition, the Selling Holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s shares of Common Stock, such Selling Holder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

With respect to a particular offering of the securities held by the Selling Holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Holders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Holders.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Shares of our Common Stock are currently listed on NYSE under the symbol “CCCS”.

The Selling Holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Holders pay for solicitation of these contracts.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Holders and any broker-dealer or agent regarding the sale of the securities by the Selling Holders. Upon our notification by a Selling Holder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Holders and any underwriters, broker-dealers or agents who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Holders, may have banking, lending or other relationships with us or perform services for us or the Selling Holders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Holders pursuant to the Registration Rights Agreement to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as such Selling Holders cease to hold any securities eligible for registration under the Registration Rights Agreement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of CCC Intelligent Solutions Holdings Inc. and subsidiaries incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://www.cccis.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

483,499,227 Shares of Common Stock

17,800,000 Shares of Common Stock Underlying the Private Placement Warrants

Prospectus dated October 14, 2022